Calculation of Filing Fee Tables
F-3
Oculis Holding AG
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, CHF 0.01 par value per share	457(o)			$ 125,000,000.00	0.000087	$ 10,875.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 125,000,000.00		$ 10,875.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,341.22
			Net Fee Due:						$ 5,533.78
Offering Note
[1]	(1) The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. On March 4, 2026, the registrant filed a prospectus (the "ATM Prospectus") with the Securities and Exchange Commission as part of its registration statement on Form F-3ASR (File No. 333-294011) (the "Registration Statement"), relating to the offer and sale of ordinary shares, CHF0.01 par value per ordinary share, having an aggregate offering price of up to $100,000,000 pursuant to the terms of a sales agreement. As of the date hereof, the registrant has sold an aggregate of $61,323,500 of ordinary shares pursuant to the Sales Agreement and the ATM Prospectus. The registrant is amending the ATM Prospectus to increase the remaining capacity to $125,000,000. The fee is calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Oculis Holding AG	F-3	333-294011	03/04/2026		$ 5,341.22	Equity	Ordinary Shares, CHF 0.01 par value per share		$ 38,676,500.00
Fee Offset Sources		Oculis Holding AG	F-3	333-294011		03/04/2026						$ 5,341.22
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) The registrant previously paid a registration fee of $5,341.22 in connection with the registration of $38,676,500 of unsold ordinary shares that were previously registered under the ATM Prospectus. Pursuant to Rule 457(p), the filing fees paid in connection with such unsold ordinary shares may be offset against the total filing fee due for this prospectus supplement. Pursuant to Rule 457(p), the offering of such $38,676,500 of ordinary shares under the ATM Prospectus is deemed terminated as of the time of the filing of this prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date